Exhibit 3.1(a)
FIRST AMENDMENT TO THE
SECOND AMENDED AND RESTATED BYLAWS OF
QUEST RESOURCE CORPORATION
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ARTICLE II
STOCKHOLDERS
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     Section 12. Voting of Shares by Certain Holders.
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     Redeemable shares which have been called for redemption shall not be entitled to vote on any matter, and shall not be~~,~~ deemed outstanding             shares ~~an~~, on and after the date on which written notice of redemption has been mailed to stockholders and a sum sufficient to redeem such             shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of the certificates ~~therefor~~, if any, representing such shares.
     Section 13. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders or any other action which may be taken at a meeting of the stockholders may be taken without a meeting, if a consent in writing, setting forth the action, so taken, shall be signed by stockholders holding 100% of the ~~of the~~ voting power. A written consent is not valid unless it is (i) signed by the stockholder, (ii) dated as to the date of the ~~stockholders~~stockholder’s signature, and (iii) delivered, within 60 days after the earliest date that a stockholder signed it, in person or by certified or registered mail, return receipt requested, to the corporation~~'~~’s principal place of business, or to the officer or agent who has custody of the book in which the minutes of meetings of stockholders are recorded. If any action is taken which was authorized by written consent (a) prompt notice of the action must be given to any stockholders who did not consent in writing, and (b) any certificate required to be filed must state that written consent and notice has been given in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes~~, 1957, as amended, Section 78.320.~~ (“NRS”).
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ARTICLE IV
OFFICERS

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     Section 10. ~~The~~ Secretary. The Secretary shall: (a) keep the minutes of all meetings of the ~~Corporation~~corporation’s stockholders and of the Board of Directors in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the ~~Corporation~~corporation and see that the seal of the ~~Corporation~~corporation is affixed to all documents, the execution of which on behalf of the ~~Corporation~~corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholders; (e) sign with the Chief Executive Officer or the President, the certificates ~~for~~, if any, representing shares of the ~~Corporation~~corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, by the President or by the Board of Directors.
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     Section 12. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, if any and when authorized by the Chief Executive Officer or the President, may sign with either of the Chief Executive Officer or the President~~,~~ the certificates ~~for~~, if any, representing shares of the ~~Corporation~~corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers, if any, shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the President.
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ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER
     Section 1. Certificates for Shares. The Board of Directors may authorize the issuance ~~or undertificated shares~~ of some or all of the shares of any or all of ~~its~~the classes or series of the corporation’s authorized capital stock as certificated or uncertificated shares.
     Within a reasonable time after the issuance or transfer of uncertificated shares ~~without certificates~~, the corporation shall send the ~~stockholder~~holder of such shares a written statement, signed by officers or agents designated by the corporation for that purpose, certifying as to the number of such uncertificated shares owned by such stockholder. At least annually ~~thereafter~~, the corporation shall provide to ~~its stockholders of~~all record holders of uncertificated shares a written statement ~~confirming~~including the information ~~previously sent pursuant to~~required by the preceding sentence.
     ~~Certificates~~Every certificate representing certificated shares of the corporation shall be (i) respectively ~~numbered serially~~ for each class ~~of shares,~~ or series ~~thereof, as they~~of such shares, consecutively numbered in the order such shares are issued, ~~shall be~~(ii) impressed with the ~~corporate~~ seal of the corporation or a facsimile thereof, and ~~shall be~~(iii) signed by the President or a Vice President and by the Treasurer or an assistant treasurer or by the ~~secretary~~Secretary or an assistant secretary; provided, however, that such signatures may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or any of its employees. ~~Each~~Such certificate shall state (i) the name of the corporation, ~~the fact~~(ii) that the corporation ~~is~~has been organized or incorporated under the laws of the ~~state~~State of ~~incorporation,~~Nevada, (iii) the name of the person to whom ~~it~~such certificate is issued, (iv) the date of issue, the class (or series of any class), (v) the number of shares represented thereby, and (vi) the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class shall be set forth~~,~~ in full or summarized on the face or back of ~~the certificates which the corporation shall issue. In lieu thereof the~~such certificate. In lieu of such statement or summary, such certificate may set forth that~~,~~ such a statement or summary will be furnished to any stockholder upon request without charge. Any restriction on transfer imposed by the corporation shall be noted conspicuously on ~~each~~such certificate. ~~Each~~Such certificate shall be otherwise in such form as may be prescribed by the Board of Directors and ~~as~~ shall conform to the rules of any stock exchange on which the shares represented by such certificate may be listed.
     Notwithstanding anything to the contrary in these Bylaws, at all times that shares of the corporation’s stock are listed on a stock exchange, such listed shares shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that such shares be eligible for issue in book-entry form. All issuances and transfers of shares shall be entered on the books of the corporation with the information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares are issued or transferred, the number of such shares and the date of such issue or transfer. Such books and information shall be maintained in a manner consistent with the requirements of the corporation’s direct registration system facility.
     Section 2. Cancellation of Certificates. ~~All certificates~~Every certificate surrendered to the corporation for transfer shall be canceled and no new ~~certificates~~certificate or uncertificated shares shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen, or destroyed certificates.
     Section 3. Lost, Stolen, or Destroyed Certificates. Any ~~stockholder~~holder of certificated shares claiming that ~~his~~the certificate ~~for~~representing such shares ~~is~~has been lost, stolen, or destroyed may ~~make~~prepare an affidavit or affirmation ~~of~~to that ~~fact~~effect and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate or uncertificated shares. Thereupon, and upon the ~~giving of a~~posting by such stockholder of an indemnity bond satisfactory ~~bond of indemnity~~ to the corporation ~~not to exceed an amount double the value of the shares as represented by such certificate~~ (the necessity for such bond and the amount thereof to be determined by the President or Treasurer of the corporation), the corporation may issue a new certificate ~~may be issued of the same tenor and~~, or uncertificated shares, representing the same number, class, and series of shares as were represented by the certificate alleged to ~~be~~have been lost, stolen, or destroyed.
     Section 4. Transfer of Shares. Subject to the terms of any stockholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by (i) the holder thereof in person, ~~by his~~(ii) such holder’s legal representative ~~who~~, which representative shall furnish proper evidence of its authority to transfer, or~~, by his~~ (iii) such holder’s attorney ~~thereunto~~, as authorized by a power of attorney duly executed and filed with the Secretary of the corporation~~,~~. Any transfer of certificated shares shall be effective only upon the surrender and cancellation of a certificate or certificates for a like number of shares upon presentation and surrender of a certificate for shares properly endorsed (with such proof or guarantee of the authenticity of signature and of authority to transfer as the Corporation or any transfer agent may require) and payment of all taxes therefor~~, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a~~. Any transfer of uncertificated shares ~~can be made~~shall be made in accordance with the policies and procedures of the corporation’s direct registration system facility. Each transfer of shares shall be entered on the books of the corporation and effected in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof ~~and~~. Except as otherwise expressly provided herein or by the NRS, the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or the rights deriving from such share on the part of any ~~other~~ person~~, whether or not it shall be express, or other notice thereof, save as expressly provided by the statutes of the state of incorporation~~ other than the record holder of such share.
     Section 5. Transfer Agent, Registrars and Paying Agents. The Board of Directors may, at its discretion, appoint one or more transfer agents, registrars and agents for effecting the transfer of and making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Nevada and shall have such rights and duties and shall be entitled to such compensation as may be agreed upon by the Board of Directors. Any and all such transfer agents, registrars and agents shall meet the applicable requirements for participation in the corporation’s direct registration system facility.
     Section ~~5.~~6. Acquisition of a Controlling Interest. To the fullest extent permitted by the laws of the State of Nevada ~~(currently~~, and as set forth specifically in NRS Section 78.378(~~l) of the Nevada Revised Statutes, 1957, as amended~~1), as the same now exists or may hereafter be amended or supplemented, the provisions of NRS Section 78.378 to 78.3793, inclusive, shall not apply to the capital stock of the corporation.
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